Exhibit 10.6
NS GROUP, INC. EQUITY PLAN
RESTRICTED SHARES AGREEMENT
Notice of Restricted Share Grant
     NS Group, Inc., a Kentucky corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the NS Group, Inc. Equity Plan (the “Plan”) and this Restricted Shares Agreement (the “Agreement”), the following number of Restricted Shares, on the Date of Grant set forth below:
Name of Grantee:
Number of Restricted Shares:
Date of Grant:
Terms of Agreement
     1. Grant of Restricted Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant, the total number of Restricted Shares set forth above. The Restricted Shares shall be fully paid and nonassessable.
     2. Vesting of Restricted Shares.
          (a) The Restricted Shares covered by this Agreement shall vest and become nonforfeitable if the Grantee shall have remained in the continuous employ of the Company or a Subsidiary through the vesting dates set forth below with respect to the portion of Restricted Shares set forth next to such date:

Vesting Date	Portion of Restricted Shares Vesting on such Vesting Date

          (b) Notwithstanding the provisions of Section 2(a), all of the Restricted Shares covered by this Agreement shall immediately become vested and nonforfeitable if, during the vesting period (i) the Grantee dies or becomes permanently disabled (as determined by the Committee) while in the employ of the Company or a Subsidiary, or (ii) a Change in Control occurs.
          (c) For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his employment among the Company or a Subsidiary or a leave of absence approved by the Committee.

Exhibit 10.6
NS GROUP, INC. EQUITY PLAN
RESTRICTED SHARES AGREEMENT
     3. Forfeiture of Shares. The Restricted Shares that have not yet vested pursuant to Section 2 shall be forfeited automatically without further notice if the Grantee ceases to be employed by the Company or a Subsidiary other than as provided in Section 2(b). In the event of a forfeiture of the Restricted Shares, the stock book entry account representing the Restricted Shares covered by this Agreement shall be cancelled and all Restricted Shares shall be returned to the Company.
     4. Transferability. The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 2. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares. The Committee, in its sole discretion, when and as is permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Restricted Shares, provided that any permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Shares prior to such transfer.
     5. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon (which such dividends shall be paid no later than the end of the calendar year in which the dividends are paid to the holders of the Common Shares or, if later, the 15th day of the third month following the date the dividends are paid to the holders of the Common Shares); provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.
     6. Custody of Restricted Shares. Until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Restricted Shares shall be issued in book-entry only form and shall not be represented by a certificate. The restrictions set forth in this Agreement shall be reflected on the stock transfer records maintained by or on behalf of the Company. Effective until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Grantee hereby irrevocably constitutes and appoints the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and the Secretary of the Company, or any of them, as attorneys-in-fact to transfer to the Company or its designee, without further action, all or any portion of the Restricted Shares that are forfeited in accordance with this Agreement. The Grantee agrees to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as the Company may deem necessary or appropriate to carry out and give effect to such transfer.
     7. No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor limit or affect in any manner the right of the Company or a Subsidiary to terminate the employment or adjust the compensation of the Grantee.

Exhibit 10.6
NS GROUP, INC. EQUITY PLAN
RESTRICTED SHARES AGREEMENT
     8. Taxes and Withholding. If the Company is required to withhold any federal, state, local or other taxes in connection with the delivery or vesting of the Restricted Shares (including in the event of the Grantee making an election under Section 83(b) of the Code with respect to the Restricted Shares), the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of such withholding obligation by surrendering to the Company a portion of the Common Shares that become nonforfeitable by the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender. The Grantee shall promptly notify the Company of any election made by the Grantee pursuant to Section 83(b) of the Code.
     9. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange with respect to the Restricted Shares; provided, however, notwithstanding any other provision of this Agreement, the Restricted Shares shall not be delivered or become vested if the delivery or vesting thereof would result in a violation of any such law or listing requirement.
     10. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.
     11. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     12. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Shares.
     13. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

Exhibit 10.6
NS GROUP, INC. EQUITY PLAN
RESTRICTED SHARES AGREEMENT
     14. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.
     15. Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

NS GROUP, INC.

By:

Name:

Title:

     The undersigned hereby acknowledges receipt of a copy of the Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Grantee represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the award of Restricted Shares on the terms and conditions set forth herein and in the Plan.

Grantee

Date: